Exhibit 99.1

[LETTERHEAD OF CAPTARIS]

EDITORIAL CONTACTS:
Michele Reid	Sherri Walkenhorst
Investor Relations	Connect Public Relations
425-825-3479	801-373-7888
michelereid@Captaris.com	sherriw@connectpr.com

CAPTARIS ANNOUNCES PRELIMINARY FINANCIAL RESULTS

FOR ITS QUARTER ENDED JUNE 30, 2002

KIRKLAND, Wash. — July 25, 2002 — Captaris, Inc. (Nasdaq: CAPA), a leading provider of unified communications and mobile business solutions, today announced preliminary financial results for its quarter ended June 30, 2002.

“In the process of performing its review procedures for the quarter ended June 30, 2002,” commented Jeff deCillia, Captaris CFO, “the company’s new independent auditors identified an item that requires the restatement of previously filed financial statements. Accordingly, our results today are reported as preliminary. The item involved represents a tax-related entry that should have been recorded with the acquisition of Infinite Technologies in January of 2001. This entry is outside normal business processes and thus is not representative of any weakness in our company’s control procedures.”

Based on preliminary information, net sales for the quarter ended June 30, 2002 were $22.7 million, a 6 percent increase over the first quarter of this year and a 3 percent decrease when compared to the same quarter in the prior year. The company expects to report gross margin of approximately 64 percent with a resulting pro forma loss of approximately $0.01 per share compared to a pro forma loss of $0.05 per share for the prior year quarter. The expected pro forma loss for the quarter excludes pre tax charges totaling $5.5 million, as a result of a write down of intangibles in accordance with SFAS 144 (Accounting for Long-Lived Assets), and an impairment charge of $2.7 million as a result of the adoption of SFAS 142 (Accounting for Goodwill). Based on these accounting changes, net loss is expected to be $ 0.20 per share as compared to a net loss of $0.07 per share for the same period of 2001. The company ended the quarter with approximately $74 million in cash and no debt.

The company’s January announcement regarding its OEM agreement with Cisco Systems described expected contract revenues for 2002 and 2003 of $300,000 and $2.0 million, respectively. Since this announcement, the software has been accepted and an additional payment has been received. As a result, the company, after consultation with its new independent auditors, has determined that revenue will be recognized ratably over the term of the agreement and support periods while not allowing revenue recognized to exceed cash received at any time. Therefore, the company recorded approximately $600,000 of revenue in the quarter ended June 30, 2002 and expects to record revenue of at least $600,000 in the third quarter of 2002 as well. Assuming payments are made as currently scheduled and that Cisco does not exercise its right to cancel at the first or second contract anniversary dates, revenue is expected to approximate $1.5 million per quarter beginning in the fourth quarter of 2002 through the end of the second quarter of 2005.

As was reported in the company’s Form 10Q for the quarter ended March 31, 2002, management believed that the possibility existed for an impairment charge under the adoption of SFAS 142 and that any such amount could be material to the results of operations. Since this disclosure, independent valuation consultants hired by the company completed the analysis as required by SFAS 142 and determined the value of goodwill. Taking into account the increase in goodwill that results from the adjustment discussed below, the company recorded an impairment charge associated with goodwill of approximately $2.7 million in the second quarter of 2002.

Management has also determined, after consultation with its new independent auditors, that a deferred tax liability of $3.5 million, for the tax effect of differences between the book and tax basis of assets acquired in the purchase of Infinite Technologies, and a corresponding increase in goodwill, should have been recorded on the balance sheet in January of 2001, the date of acquisition. The impact on the company’s 2001 results of operations is to increase the amortization of goodwill by $500,000, which would represent an increase in the loss per share for the year of approximately $0.01. In addition, the first quarter of 2002 will reflect the use of a statutory tax benefit rate, which will result in an increase in the reported loss of $600,000 or $0.02 per share.

The company has restated its financial statements for the year ended December 31, 2001 and quarter ended March 31, 2002 for the effects of the matters described above. As a result of the company’s restatement of its financial statements for the year ended December 31, 2001, the company plans to engage its auditors to perform an audit of those financial statements that could result in adjustments to previously reported amounts. Due to the matters described above, our auditors have advised the company that they are unable to complete their review of our financial statements for the quarter ended June 30, 2002 and may have to complete the audit of 2001 prior to completing this review. Accordingly, the company reports preliminary financial results for its quarter ended June 30. The company intends to file appropriate amendments to its Securities and Exchange Commission filings as soon as practicable.

Effective Tax Rate:

The disclosures provided in this release have been calculated using the statutory tax rate of 35 percent. Management and the company’s independent auditors are currently reviewing the use of such a rate. Should the actual effective rate vary materially from the statutory rate, the company will report such a change.

Guidance:

The company expects that total revenue for 2002 will be in the range of $92 to $95 million with the continuing goal to breakeven in the third quarter and achieve profitability in the fourth quarter of 2002 on a pro forma basis. Pro forma amounts for the company exclude non-recurring items, variable accounting charges for stock-based compensation, and other one-time charges.

The Company will hold its regularly scheduled conference call on July 25, 2002, at 1:45 PM PDT. The call may be accessed via live web cast at www.captaris.com. The conference call replay number is (800) 633-8284, the reservation number 20704485.

About Captaris, Inc.

Captaris is a leading provider of unified communications and mobile business solutions that allow companies to improve business communications with customers, partners and employees. The company provides access to and control of critical business information from almost any communications device and enhances communications workflow by improving the way in which company stakeholders exchange information.

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The company specializes in developing and marketing its CallXpress unified messaging solution, its RightFAX fax and communications servers, its MediaLinq electronic document delivery services, and its Infinite Mobile Delivery product lines. Captaris has more than 75,000 systems installed and over 1 million users worldwide, with 80 percent of Fortune 100 companies using the company’s award winning products and services.

Captaris is headquartered in Kirkland, WA, and has main offices in Tucson, AZ.; Portland, OR; San Francisco, CA. In addition, Captaris has sales and support offices in Holland, the United Kingdom, Germany, Hong Kong, Australia, and Dubai. The company was founded in 1982 and is publicly traded on the Nasdaq National Market under the symbol CAPA. Captaris maintains a site on the World Wide Web at www.captaris.com.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected impact of changes in accounting treatment and to the company’s expected results of operations for the quarter ended June 30, 2002. Forward-looking statements include all passages containing verbs such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects” or “targets” or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Captaris’ actual results include, among others, the outcome of an audit of the company’s financial statements for the year ended December 31, 2002 by the company’s new independent accountant, the potential failure to maintain and expand Captaris’ network of dealers and resellers or to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris’ financial results is included in Captaris’ most recent quarterly report on Form 10- Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.